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                                                                   EXHIBIT 23(D)

                                   CONSENT OF
                       MORGAN STANLEY & CO. INCORPORATED

                                                               December 26, 1996

Delmarva Power and Light Company
800 King Street
Wilmington, DE 19899

Dear Sirs:

    We hereby consent to the inclusion in the Registration Statement of Conective, Inc. ("DS Sub") on Form S-4, with respect to the shares of Common Stock, par value $0.01 per share, and Class A Common Stock, par value $0.01 per share, of DS Sub, of our opinion letter appearing as Annex III to the Joint Proxy Statement/Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED
                                          By: _________________________________